Media General Inc., PO Box 85333, Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

FOR IMMEDIATE RELEASE Thursday, January 31, 2008

Media General Reports December 2007 Revenues

RICHMOND, Va. - Media General, Inc. (NYSE: MEG) today reported December 2007 total revenues of $70.6 million, a decrease of 3 percent from approximately $73 million in December 2006, excluding about $18.5 million in revenues from an extra week in fiscal December 2006, composed of about $10.6 million in the Publishing Division, approximately $7.6 million in the Broadcast Division and about $300,000 in the Interactive Media Division. Although it is difficult to precisely quantify the impact of the additional week, the company has estimated the impact on key metrics throughout this release in order to allow meaningful comparisons. By business segment, Publishing Division revenues decreased an estimated 9 percent, Broadcast Division revenues increased approximately 3 percent and Interactive Media Division revenues rose approximately 50 percent.

Publishing Division

Newspaper advertising revenues in December decreased approximately $4 million, or 11 percent. Most of the decline was attributable to the Tampa market, driven in particular by lower Classified revenues.

Classified advertising revenues decreased approximately $2 million, or 19 percent, with real estate, employment and automotive Classified all lower in the company’s metro markets. In the Tampa market, Classified revenues decreased approximately 38 percent, the Richmond market declined about 17 percent and the Winston-Salem market decreased an estimated 8 percent. The Community newspaper markets decreased approximately 5 percent. For the company’s three metro markets, real estate revenues were down about 40 percent, employment revenues decreased approximately 36 percent, and automotive revenues declined an estimated 7 percent.

Retail advertising revenues declined by less than $1 million, or 4 percent. The Tampa market reported an approximate 9 percent decrease, due to lower spending in most categories, and the Richmond market experienced an estimated 3 percent decrease, reflecting a decline in home improvement, drug store and furniture store advertising, offset in part by revenues from a weekly newspaper acquired in 2007. In Winston-Salem, Retail revenues were down about 2 percent, with lower spending in the department store and home improvement categories. The Community newspaper group saw a nominal decrease.

National revenues decreased an estimated $1 million, or 28 percent. The Richmond market generated an approximate 17 percent increase, due to higher spending in the insurance and telecommunications categories. The Tampa market declined approximately 46 percent, due to lower telecommunications, medical and financial spending. National revenues in Winston-Salem increased about 9 percent, reflecting higher automotive and medical advertising.

Circulation revenues were down less than $100,000, or 2 percent, as Daily and Sunday net-paid circulation declines for the month were partially offset by rate increases at the metro newspapers. Four Media General newspapers generated increases in net-paid Daily Circulation, and four did so for Sunday.

Broadcast Division

Gross time sales increased approximately 1 percent, reflecting higher Local time sales.

Local time sales increased just under $500,000, or 2 percent, primarily from higher grocery store and drug store advertising, partially offset by lower spending in the automotive and fast food categories.

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Publishing      •      Broadcast      •      Interactive Media

Media General Inc., PO Box 85333, Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

National time sales declined approximately $700,000, or 7 percent, as a result of decreased advertising in the automotive and corporate categories, partially offset by increased spending in medical and specialty store advertising.

Political revenues of $980,000 compared with $385,000 last December, and were generated from strong Presidential primary campaign spending in South Carolina, Florida and Georgia, U.S. Congressional races in Mississippi and Kentucky, and issue spending in a number of states.

Interactive Media Division

Interactive Media Division revenues increased approximately 50 percent, due to significantly higher revenues from the advergaming business, solid growth in National/Regional and Local advertising and revenues from the Yahoo!HotJobs employment Classified partnership. Revenues from Yahoo!HotJobs helped mitigate overall softness in Classified revenues, which declined about 9 percent.

Local online revenues grew about 78 percent over December 2006, reflecting a continued focus on direct sales. National/Regional advertising increased approximately 58 percent, resulting from higher spending by national agencies. Advergaming revenues nearly tripled from last year. Page views and visitor sessions in December increased 12 percent and 17 percent, respectively, excluding the new NBC stations. The improvement is due, in part, to increased audience associated with locally produced content in some markets.

About Media General

Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets include 23 network-affiliated television stations that reach more than 32 percent of the television households in the Southeast and nearly 9.5 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations.

Investor Contact:	Media Contact:
Lou Anne J. Nabhan	Ray Kozakewicz
(804) 649-6103	(804) 649-6748

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Publishing      •      Broadcast      •      Interactive Media

Media General Inc., PO Box 85333, Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

MEDIA GENERAL, INC.
Revenues and Page Views

	December			Year-to-Date
	2007	2006		2007	2006
	(4 Weeks)	(5 Weeks)	% Change	(52 Weeks)	(53 Weeks)	% Change

Revenues (000)	$70,576	$91,194	(22.6)%	$932,181	$964,857	(3.4)%
Publishing	40,025	54,519	(26.6)%	544,757	601,144	(9.4)%
Broadcast	28,476	35,128	(18.9)%	358,367	343,118	4.4%
Interactive Media	2,690	2,094	28.5%	36,181	27,113	33.4%
Eliminations	(615)	(547)	(12.4)%	(7,124)	(6,518)	(9.3)%

Discontinued Operations [1]	1,461	1,617	(9.6)%	19,071	50,409	(62.2)%

Selected Publishing Revenues (000)
By Category
Advertising	$32,825	$45,841	(28.4)%	$450,494	$505,426	(10.9)%
Classified	9,397	14,691	(36.0)%	179,671	219,196	(18.0)%
Retail	19,599	24,632	(20.4)%	225,728	234,845	(3.9)%
National	2,890	5,377	(46.3)%	38,357	43,317	(11.5)%
Other	939	1,141	(17.7)%	6,738	8,068	(16.5)%
Circulation	5,943	7,550	(21.3)%	78,190	81,885	(4.5)%
By Property
Richmond	9,705	12,655	(23.3)%	136,162	141,709	(3.9)%
Tampa	10,751	17,326	(37.9)%	158,337	197,398	(19.8)%
Winston-Salem	4,100	5,106	(19.7)%	51,622	55,105	(6.3)%
Community Newspapers	15,158	19,102	(20.6)%	196,033	204,495	(4.1)%

Advertising Revenues (000)
Richmond	$7,580	$9,965	(23.9)%	$108,263	$112,041	(3.4)%
Tampa	9,120	15,734	(42.0)%	136,985	179,103	(23.5)%
Winston-Salem	3,268	4,092	(20.1)%	41,037	44,288	(7.3)%
Community Newspapers	12,556	15,727	(20.2)%	161,870	167,705	(3.5)%

Broadcast Time Sales (gross) (000)	$28,237	$35,512	(20.5)%	$371,336	$355,689	4.4%
Local	17,165	21,366	(19.7)%	226,691	195,407	16.0%
National	10,094	13,762	(26.7)%	137,070	111,874	22.5%
Political	978	384	154.7%	7,575	48,408	(84.4)%

Selected Online Total Page Views
Total Web Sites [2]	41,193,764	45,963,596	(10.4)%	590,626,285	553,826,557	6.6%
(Excluding Game Sites)
TBO.com	15,104,333	16,469,103	(8.3)%	222,837,372	205,518,112	8.4%
(Tampa, Fla.)
inRich/TimesDispatch.com	7,029,756	11,282,114	(37.7)%	116,440,503	134,036,554	(13.1)%
(Richmond, Va.)
JournalNow.com	3,067,754	3,719,910	(17.5)%	44,825,717	43,860,023	2.2%
(Winston-Salem, N.C.)

Notes:  All data are subject to later adjustment.
[1]	Revenues from certain broadcast and interactive media operations that the Company is currently divesting as well as those the Company divested in 2006.
[2]	Web site page views exclude four NBC sites purchased in 2006 that were previously hosted by a third party.

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Publishing      •      Broadcast      •      Interactive Media

Media General Inc., PO Box 85333, Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

MEDIA GENERAL, INC.

Daily Newspapers Advertising Linage

	December			Year-to Date
	2007	2006	% Change	2007	2006	% Change
Richmond Times-Dispatch
Retail	30,738	36,286	(15.3)%	374,805	389,417	(3.8)%
National	10,866	11,692	(7.1)%	115,655	115,900	(0.2)%
Classified	52,268	61,962	(15.6)%	823,298	852,524	(3.4)%
Total	93,872	109,940	(14.6)%	1,313,758	1,357,841	(3.2)%
The Tampa Tribune
Retail	42,434	63,631	(33.3)%	504,253	565,331	(10.8)%
National	9,481	20,588	(53.9)%	107,816	158,094	(31.8)%
Classified	63,297	108,652	(41.7)%	1,077,427	1,596,977	(32.5)%
Total	115,212	192,871	(40.3)%	1,689,496	2,320,402	(27.2)%
Winston-Salem Journal
Retail	28,880	42,090	(31.4)%	360,462	442,466	(18.5)%
National	7,891	9,533	(17.2)%	92,188	97,600	(5.5)%
Classified	37,871	49,092	(22.9)%	593,171	687,141	(13.7)%
Total	74,642	100,715	(25.9)%	1,045,821	1,227,207	(14.8)%
Community Dailies
Retail	317,722	419,997	(24.4)%	3,981,157	4,211,360	(5.5)%
National	16,176	41,526	(61.0)%	224,121	272,773	(17.8)%
Classified	356,991	430,053	(17.0)%	5,001,726	5,402,083	(7.4)%
Total	690,889	891,576	(22.5)%	9,207,004	9,886,216	(6.9)%
Media General Dailies Total
Retail	419,774	562,004	(25.3)%	5,220,677	5,608,574	(6.9)%
National	44,414	83,339	(46.7)%	539,780	644,367	(16.2)%
Classified	510,427	649,759	(21.4)%	7,495,622	8,538,725	(12.2)%
Total	974,615	1,295,102	(24.7)%	13,256,079	14,791,666	(10.4)%

* Advertising is in column inches - full run only

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Publishing      •      Broadcast      •      Interactive Media